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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          TEXTRON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 05-6008768
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   40 WESTMINSTER STREET, P.O. BOX 6687, PROVIDENCE, RHODE ISLAND, 02940-6657
              (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered                               Name of each exchange on which
FLOATING RATE NOTES                               each class is to be registered
DUE DECEMBER 9, 2002                              NEW YORK STOCK EXCHANGE

7-1/8% NOTES DUE DECEMBER 9, 2004                 NEW YORK STOCK EXCHANGE



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-88509.

Securities to be registered pursuant to Section 12(g) of the Act:
NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of Notes" in the Registrant's Prospectus Supplement dated December 2, 1999 and in the Section Captioned "Description of


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Debt Securities" in the Registrant's Prospectus dated December 1, 1999 as filed pursuant to Rule 424(b) with the Securities and Exchange Commission on December 6, 1999, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. Restated Certificate of Incorporation of Textron Financial Corporation, dated July 15, 1993 (Incorporated by reference to Exhibit 3.1 to the Textron Financial Corporation Form 10 filed on October 6, 1999 (the "Textron Form 10").

2. By-Laws of Textron Financial Corporation as of May 4, 1999 (Incorporated by reference to Exhibit 3.2 to the Textron Form 10).

3. Form of the Textron Financial Corporation's Floating Rate Note due December 9, 2002.

4.       Form of the Textron Financial Corporation's 7-1/8% Note due December 9,
         2004.

5. Indenture, dated as of December 9, 1999, between Textron Financial Corporation and SunTrust Bank, Atlanta, as trustee (Incorporated by reference to Exhibit 4.1 to Textron Financial Corporation's Registration Statement on Form S-3 (No. 333-88509).



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 3rd day of December, 1999.

TEXTRON FINANCIAL CORPORATION


By:  BRIAN F. LYNN
     ----------------------------------
     Name: Brian F. Lynn
     Title: Vice President and Treasurer